Exhibit 77Q1(e)

SUB-INVESTMENT ADVISORY AGREEMENT

THE DREYFUS CORPORATION
200 Park Avenue
New York, New York  10166

July 24, 2014

Standard Pacific Capital, LLC
101 California Street
Suite 3600
San Francisco, California  94111

Ladies and Gentlemen:

Dreyfus BNY Mellon Funds, Inc. (the "Company") desires to employ the capital of one of its series, Dreyfus Select Managers Long/Short Equity Fund (the "Fund"), by investing and reinvesting the same in investments of the type and in accordance with the limitations specified in the Fund's Prospectus and Statement of Additional Information as from time to time in effect, copies of which have been or will be submitted to you, and in such manner and to such extent as from time to time may be approved by the Company's Board.  The Company employs The Dreyfus Corporation (the "Adviser") to act as the Fund's investment adviser pursuant to a written agreement (the "Management Agreement"), a copy of which has been furnished to you.  The Adviser is authorized to and desires to retain you, and you hereby agree pursuant to this agreement (the "Agreement") to accept such retention, to act as the Fund's sub-investment adviser with respect to that portion of the Fund's assets which may be assigned to you from time to time (the "sub-advised assets") as of August 15, 2014 (the "Effective Date").

In connection with your serving as sub-investment adviser to the Fund, it is understood that from time to time you will employ or associate with yourself such person or persons as you may believe to be particularly fitted to assist you in the performance of this Agreement.  The compensation of such person or persons shall be paid by you and no obligation may be incurred on the Company's behalf in any such respect.

Subject to the supervision and approval of the Adviser and the Company's Board, as of the Effective Date, you will provide discretionary investment management of the sub-advised assets.  Your advisory duties and responsibilities hereunder shall pertain only to the sub-advised assets.  You will provide such investment management subject to and in accordance with (i) the Fund's investment objective, policies and limitations as stated in the Fund's Prospectus and Statement of Additional Information as from time to time in effect, or in any supplements thereto, and provided to you; (ii) any applicable procedures or policies adopted by the Adviser or the Company's Board with respect to the Fund as from time to time in effect and furnished in writing to you; (iii) the requirements applicable to registered investment companies under applicable laws, including without limitation the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations thereunder, and the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and the rules and regulations thereunder applicable to qualification as a "regulated investment company"; and (iv) any written instructions which the Adviser or the Company's Board may issue to you from time to time; provided, however, that you shall not be bound by any update, modification or amendment of such documents or other policies of the Fund, the Company or the Adviser unless and until you have been given notice thereof in accordance with this Agreement and have been provided with a copy of such update, modification or amendment.  In connection therewith, you (a) will obtain and provide investment research and supervise the Fund's investments with respect to the sub-advised assets and (b) will conduct a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of the sub-advised assets, including the placement of portfolio transactions for execution either directly with the issuer or with any broker or dealer, foreign currency dealer, futures commission merchant, counterparty or others.  The Adviser acknowledges that, for the avoidance of doubt, you have informed the Adviser that you will not purchase on behalf of the Fund securities in initial public offerings or in secondary offerings, without the mutual consent of the Adviser and you.  Except as otherwise provided for in this Agreement, you agree that, in placing any orders with selected brokers and dealers, you will act in accordance with your "best execution" practices and policies.  The Adviser acknowledges that in selecting and approving brokers to effect portfolio transactions for the sub-advised assets and other accounts managed by you, the factors you consider include, but are not limited to:  quality of execution, reputation, financial strength, stability, block trading and block positioning capabilities, willingness to execute difficult transactions, willingness and ability to commit capital, access to underwritten offerings and secondary markets, ongoing reliability and financial responsibility, overall costs of a trade, nature of the security and the available market makers, desired timing of the transaction and size of the trade, confidentiality of trading activity, market intelligence regarding trading activity, idea generation, conferences, the receipt of brokerage or research services, and the brokers' facilities.  Consistent with these practices and policies, and in accordance with applicable securities laws, you, in your discretion, may purchase and sell portfolio securities from and to brokers and dealers who provide you with research, analysis, advice and similar services.  You may pay to brokers and dealers, in return for such research and analysis, a higher commission than may be charged by other brokers and dealers, subject to your good faith determination that such commission is reasonable in terms either of the particular transaction or of your overall responsibility to the Fund, the Company and your other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term and subject to compliance with Section 28(e) of the Securities Exchange Act of 1934, as amended.  Such authorization is subject to termination at any time by the Company's Board for any reason.  In addition, you are authorized to allocate purchase and sale orders for portfolio securities to brokers that are affiliated with you, the Adviser, the Fund's principal underwriter or other sub-advisers to the Fund if you believe that the quality of the transaction and the commission are comparable to what they would be with other qualified firms, and provided that the transactions are consistent with the Company's Rule 17e-1 procedures, which shall be provided to you prior to the Effective Date.  In no instance may portfolio securities be purchased from or sold to you, the Adviser, any other sub-adviser to the Fund, the Fund's principal underwriter or any person affiliated with you, the Adviser, any other sub-adviser to the Fund, the Fund's principal underwriter or the Fund, except in accordance with the applicable securities laws and the rules and regulations thereunder, including Rules 17a-7 and 17a-10 under the Investment Company Act, and any exemptive order then currently in effect.  Prior to the Effective Date, the Adviser will provide you with a list of the affiliates (the "Affiliate List") of the Adviser or the Fund to which investment restrictions apply, and will specifically identify in writing (x) all publicly traded companies in which the Fund may not invest, together with ticker symbols for all such companies, and (y) any affiliated brokers and any restrictions that apply to the use of those brokers by the Fund.  The Adviser shall promptly provide you with any update, modification or amendment to the Affiliate List; provided, however, that you shall not be bound by any update, modification or amendment of such investment restrictions unless and until you have been provided with an amended Affiliate List.

You shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Adviser, the Company or the Fund in any way or otherwise be deemed an agent of the Adviser, the Company or the Fund, and nothing in this Agreement shall be construed as making the Adviser, the Company or the Fund a partner or co-venturer with you or any of your affiliates.  You shall utilize counterparties for brokerage, futures and options clearing, ISDA purposes and trade execution under agreements set up in the name of the Fund.  You shall be responsible for managing any collateral and margin requirements associated with investments made for the sub-advised assets.

Proxies of companies whose shares are part of the sub-advised assets shall be voted as described in the Fund's Prospectus and Statement of Additional Information, and you shall not be required to assume any responsibility for the voting of such proxies without your prior written consent.  You are authorized and agree to act on behalf of the Fund with respect to any reorganizations, exchange offers and other voluntary corporate actions in connection with securities held in the sub-advised assets in such manner as you deem advisable, unless the Fund or the Adviser otherwise specifically directs in writing.  You shall have no responsibility with respect to the collection of income, physical acquisition or the safekeeping or custody of the Fund's assets.  The Adviser shall promptly furnish you with copies of the Fund's Prospectuses, Statements of Additional Information and any supplements or amendments thereto.  You will be provided the opportunity to review and approve any description of you set forth in the Fund's Prospectus, Statement of Additional Information and any supplements or amendments thereto.  If you cease to furnish services to the Fund, the Adviser shall cause the Fund, at no expense to you, as promptly as practicable, to take all necessary action to eliminate any reference to you serving as the Fund's sub-investment adviser in the Fund's Prospectus and Statement of Additional Information by amending, revising or supplementing the Fund's Prospectus and Statement of Additional Information and, within 60 days after such date, the Adviser shall cease to use your name in any Fund sales literature or promotional material and you shall cease to use any reference to the Fund or the Adviser in any of your sales literature or promotional material.

You will furnish to the Adviser or the Company such information, with respect to the investments which the Fund may hold or contemplate purchasing in connection with the sub-advised assets, as the Adviser or the Company may reasonably request.  The Company and the Adviser wish to be informed of important developments materially affecting the sub-advised assets and shall expect you, on your own initiative, to furnish to the Company or the Adviser from time to time such information as you may believe appropriate for this purpose.  In connection therewith, you will notify the Adviser if you become aware of any securities litigation class actions or settlements affecting the investments which the Fund may hold or may have held in the sub-advised assets.  Upon reasonable request and reasonable notice, you will make available your officers and employees to meet with the Company's Board and/or the Adviser to review the sub-advised assets.

You will maintain all required books and records with respect to the securities transactions of the Fund for the sub-advised assets in accordance with all applicable laws, and in compliance with the requirements of the rules under Section 31 of the Investment Company Act, and will furnish the Company's Board and the Adviser with such periodic and special reports as the Company's Board or the Adviser reasonably may request.  You hereby agree that all records which you maintain for the Company or the Adviser are the property of the Company or the Adviser, and agree to preserve for the periods prescribed by applicable law any records which you maintain for the Company or the Adviser and which are required to be maintained, and further agree to surrender promptly to the Company or the Adviser any records which you maintain for the Company or the Adviser upon request by the Company or the Adviser, provided that you shall have reasonable opportunity to create and maintain copies of applicable records.

The Adviser and you each agree to comply with applicable laws, rules and regulations, including the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), and the Investment Company Act.  Except as prohibited by applicable law, the Adviser and you each agree to notify the other party's Chief Compliance Officer, as soon as is reasonably practicable, in the event the Securities and Exchange Commission or other governmental authority has censured the Adviser or you (as applicable), placed limitations upon the Adviser's or your (as applicable) activities, functions or operations, suspended or revoked the Adviser's or your (as applicable) registration, as an investment adviser, or has commenced proceedings or an investigation that would likely result in any of these actions.  You will notify the Company's Chief Compliance Officer, as soon as is reasonably practicable, of any material fact relating to you that is not contained in the Fund's Prospectus or Statement of Additional Information, and is required to be stated therein or necessary to make the statements therein not misleading, or of any statement contained therein that becomes untrue in any material respect.  Upon request, and in accordance with the scope of your obligations and responsibilities contained in this Agreement, you will provide reasonable assistance to the Company in connection with the Fund's compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder, and Rule 38a-1 under the Investment Company Act.  Such assistance shall include, but not be limited to, (i) providing the Company's Chief Compliance Officer upon reasonable request with copies of your compliance policies and procedures; (ii) certifying periodically, upon the reasonable request of the Company's Chief Compliance Officer, that you are in compliance with all applicable "federal securities laws," as required by Rule 38a-1 under the Investment Company Act and Rule 206(4)-7 under the Investment Advisers Act; (iii) reasonably facilitating and cooperating with the Company's Chief Compliance Officer to evaluate the effectiveness of your compliance controls; (iv) providing the Company's Chief Compliance Officer with reasonable direct access to your compliance personnel; (v) providing the Company's Chief Compliance Officer with periodic reports; and (vi) providing, as soon as is reasonably practicable, the Company's Chief Compliance Officer with special reports in the event of material compliance violations.  Upon reasonable request, you will provide certifications to the Company, in a form satisfactory to the Company, to be relied upon by the Company's officers certifying the Company's periodic reports on Form N-CSR pursuant to Rule 30a-2 under the Investment Company Act.

In consideration of services rendered pursuant to this Agreement, the Adviser will pay you on the first business day of each month, out of the management fee it receives and only to the extent thereof, a fee at the annual rate set forth on Schedule 1 hereto.  The fee for the period from the Effective Date to the end of the month thereof shall be pro-rated according to the proportion which such period bears to the full monthly period, and upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable within 10 business days of the date of termination of this Agreement.  For the purpose of determining fees payable to you, the value of the Fund's net sub-advised assets shall be computed in the manner specified in the Fund's then-current Prospectus and Statement of Additional Information for the computation of the value of the Fund's net assets.

Net asset value shall be computed on such days and at such time or times as described in the Fund's then-current Prospectus and Statement of Additional Information.  You agree to monitor the sub-advised assets and to notify the Adviser on any day that you determine that a significant event has occurred with respect to one or more securities held in the sub-advised assets that would materially affect the value of such securities (provided that you shall not be responsible for providing information based on valuations provided by third party services which value securities based upon changes in one or more broad-based indices).  At the request of the Adviser or the Company's Valuation Committee, you agree to provide additional reasonable assistance to the Adviser, the Company's Valuation Committee and the Fund's pricing agents in valuing the sub-advised assets, including in connection with fair value pricing of the sub-advised assets.  The Adviser acknowledges and agrees that (i) your valuation polices may differ from those of the Adviser and the Company's Valuation Committee and (ii) the valuations made with respect to the sub-advised assets may be different than the valuations made for other accounts that you manage.

You will bear all of your expenses in connection with the performance of your services under this Agreement.  All other expenses to be incurred in the operation of the Fund (other than those borne by the Adviser) will be borne by the Fund, except to the extent specifically assumed by you.  The expenses to be borne by the Fund include, without limitation, the following:  organizational costs, taxes, interest, loan commitment fees, interest and distributions paid on securities sold short, brokerage fees and commissions, if any, fees of Board members who are not the Adviser's or your officers, directors or employees or holders of 5% or more of the outstanding voting securities of you or the Adviser or any affiliate of you or the Adviser, Securities and Exchange Commission fees, state Blue Sky qualification fees, advisory fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, industry association fees, outside auditing and legal expenses, costs of independent pricing services, costs of maintaining the Fund's existence, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing stockholders, costs of stockholders' reports and meetings, and any extraordinary expenses.

The Adviser understands that in entering into this Agreement you have relied upon the inducements made by the Company to you under the Management Agreement.  The Adviser also understands that you now act, and that from time to time hereafter you may act, as investment adviser or sub-investment adviser to one or more investment companies, private funds and fiduciary or other managed accounts (collectively, the "accounts"), and the Adviser has no objection to your so acting, provided that when the purchase or sale of securities of the same issuer is suitable for the investment objectives of two or more accounts managed by you and which have available funds for investment in the case of a purchase, the available securities will be allocated in a manner believed by you to be equitable to each account.  It is recognized that in some cases this procedure may adversely affect the price paid or received by the Fund or the size of the position obtainable for or disposed of by the Fund.  The Adviser acknowledges that while the Fund and other accounts may invest in the same type of securities, you may give advice or exercise investment responsibility and take such other action with respect to such other accounts which may differ from advice given or the timing or nature of action taken with respect to the sub-advised assets based on, among other factors, the respective investment guidelines and objectives, cash inflows/outflows or applicable tax or regulatory considerations; provided, however, that any such advice is consistent with your fiduciary duties and obligations to the Fund.

It is also understood that (i) you shall be prohibited from consulting with any other sub-adviser to the Fund (including, in the case of an offering of securities subject to Section 10(f) of the Investment Company Act, any sub-adviser that is a principal underwriter or an affiliated person of a principal underwriter of such offering) concerning transactions for the Fund in securities or other assets, except, in the case of transactions involving securities of persons engaged in securities-related businesses, for purposes of complying with the conditions of paragraphs (a) and (b) of Rule 12d3-1 under the Investment Company Act, and (ii) your responsibility regarding investment advice hereunder is limited to the sub-advised assets of the Fund.

In addition, it is understood that the persons employed by you to assist in the performance of your duties hereunder will not devote their full time to such services and nothing contained herein shall be deemed to limit or restrict your right or the right of any of your affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

The Adviser agrees that, as an inducement to your undertaking to render the services to be provided hereunder in accordance with the Investment Advisers Act, you shall not be liable hereunder for any error of judgment or mistake of law or for any loss suffered by the Company, the Fund, the Fund's security holders, or the Adviser, provided that nothing herein shall be deemed to protect or purport to protect you against any liability to the Adviser, the Company, the Fund or the Fund's security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties under this Agreement.  In no event will you have any responsibility for any other series of the Company, for any portion of the Fund's assets not managed by you or for the acts or omissions of the Adviser or any other sub-adviser to the Company or the Fund.  In particular, in the event that you manage only a segment of the Fund's assets, you shall have no responsibility for the Fund being in violation of any applicable law or regulation or investment policy or restriction applicable to the Fund as a whole, or for the Fund failing to qualify as a regulated investment company under the Internal Revenue Code, if the securities and other holdings of the segment of the Fund's assets managed by you are such that your segment would not be in such violation or fail to so qualify if such segment were deemed a separate series of the Company or a separate regulated investment company under the Internal Revenue Code, unless such violation was due to your failure to comply with written guidelines adopted by the Company or the Adviser and provided to you.

Except as may otherwise be provided by the Investment Company Act or any other federal securities law or the Commodity Exchange Act (the "CEA"), neither you nor any of your directors, officers, members or employees ("Sub-Adviser Affiliates") shall be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) ("Losses") incurred or suffered by the Adviser, the Company or the Fund as a result of any act or omission by you or the Sub-Adviser Affiliates with respect to the Fund, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of you or the Sub-Adviser Affiliates for, and you shall indemnify and hold harmless the Adviser, the Company and the Fund, and all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the Securities Act of 1933, as amended (the "Securities Act")) (collectively, "Adviser Indemnitees") against, any and all Losses to which any of the Adviser Indemnitees may become subject under the Investment Company Act, the Advisers Act, the CEA or the Securities Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misfeasance, bad faith, reckless disregard or gross negligence on your part in the performance of any of your duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Prospectus and/or Statement of Additional Information, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund or the omission to state therein a material fact known to you that was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Adviser Indemnitees by the Sub-Adviser Indemnitees (as defined below) for use therein.

Except as may otherwise be provided by the Investment Company Act or any other federal securities law or the CEA, neither the Adviser, the Company, the Fund nor any of their directors, officers, members or employees ("Adviser Affiliates") shall be liable for any Losses incurred or suffered by you as a result of any act or omission of the Adviser or the Adviser Affiliates with respect to the Fund, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Adviser for, and the Adviser shall indemnify and hold harmless you, all affiliated persons of you (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the Securities Act) (collectively, "Sub-Adviser Indemnitees") against, any and all Losses to which any of the Sub-Adviser Indemnitees may become subject under the Investment Company Act, the Advisers Act, the CEA or the Securities Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misfeasance, bad faith, reckless disregard or gross negligence of the Adviser in the performance of any of its duties or obligations hereunder, (ii) any untrue statement of a material fact contained in the Prospectus and/or Statement of Additional Information, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund or the omission to state therein a material fact known to the Adviser that was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Adviser Indemnitees by the Sub-Adviser Indemnitees for use therein, or (iii) any Losses accruing to the extent, if any, caused by or based upon the conduct of any other sub-adviser to the Fund.

Promptly after receipt of notice of any action, arbitration, claim, demand, dispute, investigation, lawsuit or other proceeding (each, a "Proceeding") by a party seeking to be indemnified hereunder (the "Indemnified Party"), the Indemnified Party will, if a claim in respect thereof is to be made against a party against whom indemnification is sought hereunder (the "Indemnifying Party"), notify the Indemnifying Party in writing of the commencement of such Proceeding; provided that, the failure to so notify the Indemnifying Party in the absence of a showing of actual prejudice shall not relieve the Indemnifying Party from any indemnification liability which it may have to the Indemnified Party.  The Indemnifying Party shall be entitled to participate in, and, to the extent that it may wish, assume the defense thereof (in its own name or in the name and on behalf of any Indemnified Party, or both, with counsel reasonably satisfactory to such Indemnified Party) by giving written notice to the Indemnified Party within 10 days of receiving notice of the Proceeding (or such shorter period as is required to respond to the Proceeding); provided, however, if the defendants in any such action include (or will include) both the Indemnified Party and an Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be a conflict between the positions of the Indemnified Party and an Indemnifying Party in conducting the defense of any such action or that there may be legal defenses available to it which are inconsistent with those available to an Indemnifying Party, the Indemnified Party shall have the right to select one separate counsel (in addition to local counsel) to assume such legal defense and to otherwise participate in the defense of such action on behalf of such Indemnified Party at such Indemnified Party's sole expense.  Upon receipt of notice from an Indemnifying Party to such Indemnified Party of its election so to assume the defense of such action and approval by the Indemnified Party of counsel, which approval shall not be unreasonably withheld (and any disapproval shall be accompanied by a written statement of the reasons therefor), the Indemnifying Party will not be liable to such Indemnified Party hereunder for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof.  No Indemnifying Party shall be liable under this Agreement for any settlement of any Proceeding entered into without its consent with respect to which indemnity may be sought hereunder, nor shall any Indemnifying Party enter into any settlement (other than a purely monetary "no admission" settlement) without the consent of the Indemnified Party.

This Agreement shall continue until the "Reapproval Date" set forth on Schedule 1 hereto, and thereafter shall continue automatically for successive annual periods ending on the "Reapproval Day" of each year set forth on Schedule 1 hereto, provided such continuance is specifically approved at least annually by (i) the Company's Board or (ii) vote of a majority (as defined in the Investment Company Act) of the Fund's outstanding voting securities, provided that in either event its continuance also is approved by a majority of the Company's Board members who are not "interested persons" (as defined in said Act) of the Company or any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.  This Agreement is terminable without penalty (i) by the Adviser on not more than 60 days' notice to you, (ii) by the Company's Board or by vote of the holders of a majority of the Fund's outstanding voting securities on not more than 60 days' notice to you, or (iii) by you on not less than 60 days' notice to the Company and the Adviser.  This Agreement also will terminate automatically in the event of its assignment (as defined in the Investment Company Act or the Investment Advisers Act) and you shall be notified by the Company and the Adviser, or you shall notify the Company and the Adviser, as applicable, as soon as possible before any such assignment occurs.  In addition, notwithstanding anything herein to the contrary, if the Management Agreement terminates for any reason, this Agreement shall terminate effective upon the date the Management Agreement terminates.

The Adviser acknowledges that it has received and has had an opportunity to read a copy of your Form ADV Part 2A (the "Brochure") and a copy of the Form ADV Part 2B with respect to your personnel with the most significant responsibility for providing advisory services to the Fund (the "Brochure Supplement").  The Adviser agrees that the Brochure and Brochure Supplement, as well as other client communications, may be transmitted to the Adviser electronically.

The Adviser represents and warrants to you that (a) the retention of you by the Adviser as contemplated by this Agreement is authorized by the governing documents of the Adviser; (b) the execution, delivery and performance of this Agreement do not violate any obligation by which the Adviser or its property is bound, whether arising by contract, operation of law or otherwise; (c) this Agreement has been duly approved by the Company's Board in accordance with all applicable requirements of the Investment Company Act; and (d) this Agreement has been duly authorized by appropriate action of the Adviser and when executed and delivered by the Adviser will be a legal, valid and binding obligation of the Adviser, enforceable against the Adviser in accordance with its terms.

You represent and warrant to the Adviser that (a) the execution, delivery and performance of this Agreement do not violate any obligation by which you or your property is bound, whether arising by contract, operation of law or otherwise; and (b) this Agreement has been duly authorized by appropriate action and when executed and delivered by you will be a legal, valid and binding obligation, enforceable against you in accordance with its terms.

Unless otherwise indicated on Schedule 1 hereto, the Fund has claimed an exclusion from the definition of a Commodity Pool Operator pursuant to CFTC Rule 4.5 (the "CPO Exclusion") and you shall not manage the Fund's assets in a manner that would cause the Fund to not qualify for the CPO Exclusion until otherwise approved by the Adviser in writing.  In addition, the Adviser represents to you that it is registered as a Commodity Pool Operator and is a member of the National Futures Association in such capacity, to the extent required by the nature of its activities, and you represent to the Adviser that you are registered as a Commodity Trading Advisor and are a member of the National Futures Association in such capacity or are exempt from such membership.

No party to this Agreement will disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever, except as expressly authorized in this Agreement or, with respect to you, as may reasonably be required to execute transactions on behalf of the Fund or, with respect to the Adviser, as may reasonably be required to provide its services to the Fund.  The parties will keep confidential any non-public information obtained directly as a result of this service relationship; provided that, the Adviser may make any disclosure to its affiliates, the Company, the Fund, or the Company's Board, legal counsel or auditors or other service providers to the Fund, as the Adviser may reasonably determine necessary in its sole discretion; provided that no such information may be used for any trading or investment purposes unrelated to management of the Fund.  Notwithstanding the foregoing, any party may disclose such non-public information if (a) such information is or hereafter otherwise is known by the receiving party or has been disclosed, directly or indirectly, to others or becomes ascertainable from public or published information or trade sources, (b) if such disclosure is required by applicable federal, state or other law or regulation, (c) if such disclosure is required or requested by regulatory authorities or judicial process, (d) such disclosure is reasonably required by legal counsel or auditors of the party (or of the Company, the Fund, the Company's Board or affiliates of the Adviser) in connection with the performance of their professional services, or (e) as may otherwise be contemplated by this Agreement.  You shall not disclose information regarding characteristics of the Fund or the sub-advised assets, trading history, portfolio holdings, performance information or any other related information to any third party, except in compliance with the Company's policies on disclosure of portfolio holdings or as required by applicable law or regulation.

No provision of this Agreement may be changed, waived or discharged unless signed in writing by the parties hereto.  This Agreement shall be governed by the laws of the State of New York, without regard to the conflict of law principles thereof, provided that nothing herein shall be construed in a manner inconsistent with the Investment Company Act or the Investment Advisers Act.  This Agreement may be executed in several counterparts, each of which shall be deemed an original for all purposes, including judicial proof of the terms hereof, and all of which together shall constitute and be deemed one and the same agreement.  Nothing in this Agreement shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.  If any one or more of the provisions of this Agreement shall be held contrary to express law or against public policy, or shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remainder of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.  The rights of indemnification herein shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise by law and shall survive termination of this Agreement.

Unless otherwise provided herein or agreed to in writing by the parties, all notices or instructions permitted or required under this Agreement shall be deemed to have been properly given if sent by regular first-class mail, registered mail, private courier, facsimile or electronically and addressed to (or delivered to) the respective party at the address set forth above or at such other address or addresses as shall be specified, in each case, in a notice similarly given.  Each party may rely upon any notice from the other party or other communication reasonably believed by the receiving party to be genuine.

The Company is expressly made a third party beneficiary of this Agreement with rights as respect to the Fund to the same extent as if it had been a party hereto.

This Agreement contains all of the terms agreed upon or made by the parties relating to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

Very truly yours,

THE DREYFUS CORPORATION

By:___________________________________ Name: James Bitetto Title: Secretary
Accepted:

Standard Pacific Capital, LLC

By:___________________________________ Name: Frank J. Martin Title: President

SCHEDULE 1

Annual Fee as a Percentage of Average Daily Net Sub-Advised Assets	Reapproval Date	Reapproval Day

1.00%	March 19, 2016	March 19th